Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports First Quarter Results

Company Reports Record Revenues and Strong Growth in Backlog

Beaverton, Ore. – May 1, 2008 – Digimarc Corporation (NASDAQ: DMRC) today announced financial results for the first quarter ended March 31, 2008, reporting record revenues and near record-level back log.

First quarter revenues totaled $30.6 million, 14% higher than revenues of $26.8 million in the comparable period of 2007. ID Systems revenues grew 9%.  Digital Watermarking revenues increased 46% year-over-year.  First quarter net loss of $(1.4) million, or $(0.06) per fully diluted share, included $1.1 million of costs related to the pending sale of Digimarc’s ID Systems business to L-1 Identity Solutions.  This compares to a net loss of $(1.0) million, or $(0.05) per fully diluted share, for the same period a year earlier.  Operating expenses for the first quarter, including merger-related costs, were $13.5 million compared to $11.4 million in expenses incurred in the first quarter of 2007.  Cash flow from operations for the first quarter was $8.6 million, a $3.2 million improvement over $5.4 million in the first quarter of 2007.

The Company generated Adjusted EBITDA for the first quarter of $3.9 million, or 13% of revenues, an improvement of $0.4 million from $3.5 million in the first quarter of 2007.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Digimarc reported its backlog is approaching record levels, with a quarter end balance of approximately $280 million.  The $65 million backlog for Digital Watermarking accounted for nearly one quarter of the total.

Recent business highlights

•                  Digimarc’s ID Business to be acquired by L-1 Identity Solutions for approximately $250 million in cash and stock, based on the value of L-1 common stock at the time of the announcement of the transaction

•                  Mexico Awards New Voter ID Contract to Digimarc

•                  Nevada Approves $29 Million Contract Extension with Digimarc for Highly Secure Driver License System

•                  Digimarc CEO Featured in Inside Digital Media Webcast “Watermarking Comes of Age”

•                  Digimarc Delivers First Enhanced Driver Licenses in North America

See Digimarc’s website at www.digimarc.com for further details.

Conference Call

Digimarc will hold its first quarter earnings conference call on Thursday, May 1, at 8:00 a.m. PT / 11:00 a.m. ET. The call will be open to the general public and the media, and will be broadcast live by webcast at www.digimarc.com and www.earnings.com. At Digimarc’s web address, the call will be available by clicking the “Q1 Earnings Release Conference Call” webcast link on the “Investor Events” page within the “Investors” section. This webcast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the webcast will be archived and available at http://www.digimarc.com/investors/call_archive.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 360 issued U.S. patents with more than 7,500 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will”, “to be” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2007 in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Revenue:
Service	$24,674	$21,299
Product and subscription	5,896	5,547
Total revenue	30,570	26,846

Cost of Revenue:
Service	16,203	14,715
Product and subscription	2,420	2,100
Total cost of revenue	18,623	16,815

Gross Profit:
Service	8,471	6,584
Product and subscription	3,476	3,447
Total gross profit	11,947	10,031

Percentage of gross profit to revenues:
Service	34%	31%
Product and subscription	59%	62%
Total gross profit	39%	37%

Operating expenses:
Sales and marketing	4,623	4,277
Research, development and engineering	2,278	2,042
General and administrative	4,584	4,098
Amortization of intangibles	420	500
Intellectual property	545	499
Acquisition related costs	1,089	—
Total operating expenses	13,539	11,416

Operating income (loss)	(1,592)	(1,385)

Other income (expense), net	353	382
Income (loss) before provision for income taxes	(1,239)	(1,003)
(Provision) benefit for income taxes	(122)	(19)
Net income (loss)	$(1,361)	$(1,022)

Net income (loss) per share - basic	$(0.06)	$(0.05)
Net income (loss) per share - diluted	$(0.06)	$(0.05)

Weighted average shares - basic	21,342	20,797
Weighted average shares - diluted	21,342	20,797

Digimarc Corporation

Revenue by Source

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Service:
Media identification and management	$2,801	$2,127
Identification	21,873	19,172
Total	$24,674	$21,299

Product and subscription
Media identification and management	$2,287	$1,358
Identification	3,609	4,189
Total	$5,896	$5,547

Total
Media identification and management	$5,088	$3,485
Identification	25,482	23,361
Total	$30,570	$26,846

Digimarc Corporation

Cost of Revenue

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Cost of Revenue:
Variable	$9,040	$7,611
Fixed field support and manufacturing	6,377	6,439
Program depreciation	3,206	2,765
Total cost of revenue	$18,623	$16,815

Cost of Revenue (as a % of total revenue):
Variable	30%	29%
Fixed field support and manufacturing	21%	24%
Program depreciation	10%	10%
Total cost of revenue	61%	63%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$24,228	$19,582
Restricted cash	1,470	205
Short-term investments	3,849	3,568
Total cash, cash equivalents and investments	29,547	23,355
Trade accounts receivable, net	15,068	18,498
Inventory, net	6,120	7,316
Other current assets	2,487	2,628
Total current assets	53,222	51,797

Restricted cash	7,888	9,358
Property and equipment, net	66,055	66,277
Intangibles, net	13,041	13,462
Other assets, net	1,280	1,129
Total assets	$141,486	$142,023

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,777	$6,092
Accrued payroll and related costs	2,550	1,952
Deferred revenue	5,660	6,239
Other current liabilities	2,098	1,955
Total current liabilities	16,085	16,238

Long-term deferred revenue, net of current	6,904	7,007
Other long-term liabilities	1,319	1,455
Total liabilities	24,308	24,700

Stockholders’ equity	117,178	117,323
Total liabilities and stockholders’ equity	$141,486	$142,023

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(1,361)	$(1,022)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,829	3,421
Amortization of intangibles	420	500
Stock-based compensation expense	1,114	1,005
Other non-cash charges	30	(28)
Changes in operating assets and liabilities:
Restricted cash	205	378
Trade accounts receivable, net	3,430	313
Inventory, net	1,196	(530)
Other current assets	141	234
Other assets, net	(151)	(77)
Accounts payable	(315)	936
Accrued payroll and related costs	598	(2,196)
Deferred revenue	(682)	2,451
Other liabilities	101	24
Net cash provided by (used in) operating activities	8,555	5,409

Cash flows from investing activities:
Purchase of property and equipment, including capitalized labor costs, and intangibles	(3,585)	(6,897)
Sale or maturity of short-term investments	41,534	38,355
Purchase of short-term investments	(41,815)	(38,355)
Net cash provided by (used in) investing activities	(3,866)	(6,897)

Cash flows from financing activities:
Issuance of common stock	394	582
Purchase of common stock	(292)	(140)
Principal payments under capital lease obligations	(145)	(144)
Net cash provided by (used in) financing activities	(43)	298
Net increase (decrease) in cash and cash equivalents	$4,646	$(1,190)

Supplemental disclosure of cash flow information:
Cash paid for interest	$48	$19
Cash paid for income taxes	$111	$12
Supplemental disclosure of cash flow information:
Equipment acquired or exchanged under capital lease obligations	$51	$—

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007

Net income (loss)	$(1,361)	$(1,022)
Adjustments:
Provision for taxes	122	19
Interest income, net	(270)	(393)
Depreciation	3,829	3,421
Amortization of intangibles	420	500
Stock compensation	1,114	1,005
Adjusted EBITDA	$3,854	$3,530

About Adjusted EBIDTA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP Financial Measures for the three months ended March 31, 2008 is included in the above table. Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements. Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective. Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.